Exhibit 99.1

CAPE BANCORP, INC. ANNOUNCES

FOURTH QUARTER and ANNUAL 2015 RESULTS

Cape May Court House, New Jersey, January 29, 2016  Cape Bancorp, Inc. (“Cape Bancorp” or the “Company”) (NASDAQ: “CBNJ”), the parent company of Cape Bank (the “Bank”), announces its operating results for the fourth quarter and year ended December 31, 2015.

Cape Bancorp reported net income of $1.9 million, or $0.15 per common share and $0.15 per fully diluted share for the quarter ended December 31, 2015, and $12.2 million, or $0.97 per common share and $0.96 per fully diluted share, for the year ended December 31, 2015. This compares to net income of $1.0 million, or $0.09 per common and fully diluted share for the quarter ended December 31, 2014, and $6.8 million, or $0.62 per common share and $0.61 per fully diluted share for the year ended December 31, 2014.

On January 5, 2016, the Company entered into a definitive agreement and plan of merger with OceanFirst Financial Corp. (“OceanFirst”) pursuant to which Cape Bancorp will merge with and into OceanFirst and Cape Bank will merge with and into OceanFirst Bank. The transaction is expected to close in the summer of 2016, subject to approval by the shareholders of each company, receipt of all required regulatory approvals and fulfillment of other customary closing conditions.

On January 18, 2016, the Board of Directors declared a cash dividend of $0.10 per common share to shareholders of record as of the close of business on February 1, 2016. The dividend is expected to be paid on or about February 16, 2016.

Contributing to the operating results of the comparative quarters and year-to-date were increases in net interest income, non-interest income and non-interest expense categories resulting from the acquisition of Colonial Financial Services, Inc. and Colonial Bank, FSB (collectively, “Colonial”). Set forth below are additional specific significant factors:

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The net interest margin was 3.37% for the three months ended December 31, 2015 compared to 3.47% for the three months ended December 31, 2014. The yield on interest-earning assets decreased 23 basis points to 3.79% for the quarter ended December 31, 2015 compared to 4.02% for the same quarter a year ago, while the cost of interest-bearing liabilities decreased 16 basis points to 0.49% for the quarter ended December 31, 2015 compared to 0.65% for the 2014 quarterly period. For the year ended December 31, 2015, the net interest margin was 3.39%, a decrease of 19 basis points from 3.58% for the year ended December 31, 2014. The yield on interest-earning assets decreased 26 basis points to 3.84% for the year ended December 31, 2015 compared to 4.10% for the year ended December 31, 2014, while the cost of interest-bearing liabilities decreased 8 basis points to 0.53% for the year ended December 31, 2015 compared to 0.61% for the same period last year.

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There was no loan loss provision in the fourth quarter of 2015. The loan loss provision totaled $534,000 for the fourth quarter of 2014. Loan charge-offs for the fourth quarter of 2015 totaled $221,000 compared to loan charge-offs totaling $1.0 million for the quarter ended December 31, 2014. For the year ended December 31, 2015, the loan loss provision totaled $2.7 million compared to $3.0 million for the year ended December 31, 2014. Loan charge-offs and write-downs on loans transferred to held for sale totaled $2.4 million for the year ended December 31, 2015 compared to loan charge-offs and write-downs on loans transferred to held for sale totaling $3.3 million for the year ended December 31, 2014.

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In addition to increases in deposit related fee income resulting from the Colonial acquisition, total service fee income was enhanced by increases in commercial loan fee income. For the three months ended December 31, 2015 and 2014, total service fee income was $1.0 million and $798,000, respectively. For the years ended December 31, 2015 and 2014, these fees totaled $4.1 million and $2.9 million, respectively.

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For the year ended December 31, 2015, net gains on the sale of loans totaled $68,000 compared to $432,000 for the year ended December 31, 2014 primarily resulting from a decrease of $359,000 in net gains on the sale of Small Business Administration (“SBA”) loans.

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Net gains on sales of investment securities totaled $34,000 for the three months ended December 31, 2015, compared to net gains of $197,000 for the three months ended December 31, 2014. Net gains on sales of investment securities totaled $150,000 for the year ended December 31, 2015 compared to net gains totaling $2.3 million for the year ended December 31, 2014. As previously reported, in the first quarter of 2014, the Company sold its remaining portion of collateralized debt obligation securities (“CDOs”) with a book value of zero, resulting in a $1.9 million gain.

●	The year ended December 31, 2015 included net losses on the sale of OREO totaling $297,000 compared to net losses on OREO sales of $274,000 for the year ended December 31, 2014.

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Bargain purchase gain on the acquisition of Colonial totaled $6.5 million for the year ended December 31, 2015 and is excluded from taxable income. The fourth quarter reflected a net negative adjustment totaling $267,000 resulting from adjustments to deferred taxes on previously reported gains, net of adjustments relative to credit marks (payoffs on loans, cash payments received and interest fair value adjustments).

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Salaries and employee benefits for the three and twelve months ended December 31, 2015 totaled $5.3 million and $19.1 million, respectively, compared to $3.3 million and $13.9 million for the three and twelve months ended December 31, 2014, respectively. The increases in both the three and twelve month 2015 periods compared to the 2014 periods are primarily attributable to higher compensation costs resulting from increased staffing levels related to the Colonial acquisition and the corresponding increases in healthcare costs and incentive based compensation programs.

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Professional services (legal and accounting) totaled $291,000 and $152,000 for the three months ended December 31, 2015 and 2014, respectively. For the years ended December 31, 2015 and 2014, these expenses totaled $1.1 million and $771,000, respectively.

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Merger related expenses totaled $339,000 for the three months ended December 31, 2015 compared to $386,000 for the three month period of 2014. The fourth quarter of 2015 included legal and advisory services for the recently announced merger with OceanFirst, while the fourth quarter of 2014 primarily consisted of legal and advisory services associated with the Colonial acquisition. For the twelve months ended December 31, 2015, merger related expenses totaled $2.3 million compared to $820,000 for the twelve months ended December 31, 2014. The increase for the twelve month period in merger related expenses is primarily related to the completion of the Colonial integration in early 2015.

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OREO expenses totaled $347,000 and $2.0 million for the three and twelve months ended December 31, 2015, respectively, compared to $854,000 and $1.5 million for the three and twelve months ended December 31, 2014, respectively. The three months ended December 31, 2015 included fewer OREO write-downs, whereas the full year 2015 period included higher OREO write-downs.

Cape Bancorp’s total assets at December 31, 2015 totaled $1.602 billion, an increase of $522.0 million from the December 31, 2014 level of $1.080 billion.

Total net loans increased $394.8 million from $770.3 million at December 31, 2014 to $1.165 billion at December 31, 2015 primarily resulting from commercial loan growth in the fourth quarter and the previously reported Colonial merger and loan purchase. Commercial loans increased $284.2 million to $777.7 million at December 31, 2015 from $493.5 million at December 31, 2014, while residential mortgage loans increased $83.9 million to $325.0 million at December 31, 2015 from $241.0 million at December 31, 2014 and consumer loans increased $27.2 million to $72.4 million at December 31, 2015 from $45.1 million at December 31, 2014. The allowance for loan losses increased $602,000 and totaled 0.85% of gross loans at December 31, 2015, compared to 1.20% at December 31, 2014. Excluding the Colonial loans, for which there was a credit mark taken on the date of acquisition, the allowance represents 1.05% on the remainder of the portfolio at December 31, 2015. The allowance for loan losses totaled 148.70% of non-performing loans at December 31, 2015 compared to 113.67% at December 31, 2014. The Company’s adversely classified asset ratio at December 31, 2015 was 10%, compared to 17% at December 31, 2014.

At December 31, 2015, the Company had $6.7 million in non-performing loans, or 0.57% of total gross loans compared to 1.06% of total gross loans at December 31, 2014. Included in non-performing loans are troubled debt restructurings totaling $1.1 million at December 31, 2015 and $819,000 at December 31, 2014.

Investment securities totaled $278.2 million at December 31, 2015, an increase of $112.5 million, or 67.90%, from the December 31, 2014 total of $165.7 million, primarily resulting from the addition of the Colonial portfolio.

Other real estate owned (“OREO”) decreased $2.2 million from $5.3 million at December 31, 2014 to $3.1 million at December 31, 2015, and consisted of thirteen commercial properties and six residential properties (including five building lots) at December 31, 2015.

At December 31, 2015, Cape Bancorp’s core deposits totaled $1.017 billion which represented an increase of $467.2 million, or 84.92%, from the December 31, 2014 level of $550.1 million. Interest-bearing checking accounts increased $249.7 million, money market deposits increased $69.9 million, savings accounts increased $75.8 million and non-interest bearing checking accounts increased $71.8 million. Certificates of deposit totaled $293.4 million, an increase of $48.5 million, or 19.78%, from the December 31, 2014 total of $244.9 million. At September 30, 2015, deposits totaled $1.313 billion compared to $797.1 million at December 31, 2014, an increase of $516.3 million, or 64.78%, primarily resulting from the Colonial acquisition.

Cape Bancorp’s total equity increased $27.5 million to $168.4 million at December 31, 2015, from $140.9 million at December 31, 2014, primarily from increases in common stock and additional paid-in capital of $27.1 million resulting from the Colonial acquisition, a net increase of $8.1 million in retained earnings (net income less dividends declared), a decrease of $727,000 in the accumulated other comprehensive income and an increase in unearned ESOP shares totaling $426,000. These increases were partially offset by a $7.4 decrease related to the Company’s stock repurchase program. At December 31, 2015, Cape Bank’s regulatory capital ratios continued to exceed the requirements for well capitalized status.

CAPE BANCORP CONSOLIDATED
SELECTED FINANCIAL DATA
(unaudited)

	Twelve Months Ended			Three Months Ended
	12/31/2015	12/31/2014		12/31/2015	9/30/2015	12/31/2014
	(dollars in thousands, except per share data)
Statements of Income Data:
Interest income	$51,075	$40,635		$13,899	$13,774	$10,019
Interest expense	6,023	5,208		1,539	1,554	1,377
Net interest income	45,052	35,427		12,360	12,220	8,642
Provision for loan losses	2,675	3,014		-	462	534
Net interest income after provision for loan losses	42,377	32,413		12,360	11,758	8,108
Non-interest income	12,476	6,651		1,239	2,328	1,199
Non-interest expense	39,059	28,027		10,221	9,577	7,584
Income (loss) before income taxes	15,794	11,037	#	3,378	4,509	1,723
Income tax expense (benefit)	3,639	4,253		1,480	1,414	702
Net income (loss)	$12,155	$6,784		$1,898	$3,095	$1,021

Basic Earnings (loss) per share(1)	$0.97	$0.62		$0.15	$0.23	$0.09
Basic Average shares outstanding	12,547,817	10,893,561		12,813,738	13,190,178	10,703,210
Diluted Earnings (loss) per share(1)	$0.96	$0.61		$0.15	$0.23	$0.09
Diluted Average shares outstanding	12,718,451	11,015,015		13,085,440	13,433,314	10,794,397
Shares outstanding	13,540,875	11,475,396		13,540,875	13,625,150	11,475,396

Statements of Condition Data (Period End):
Investments	$278,239	$165,712		$278,239	$276,010	$165,712
Loans, net of allowance	$1,165,044	$770,289		$1,165,044	$1,115,338	$770,289
Allowance for loan losses	$9,989	$9,387		$9,989	$10,012	$9,387
Total assets	$1,601,985	$1,079,894		$1,601,985	$1,563,241	$1,079,894
Total deposits	$1,313,381	$797,056		$1,313,381	$1,289,340	$797,056
Total borrowings	$110,979	$136,342		$110,979	$94,215	$136,342
Total equity	$168,381	$140,878		$168,381	$169,650	$140,878

Statements of Condition Data (Average Balance):
Total interest-earning assets	$1,459,391	$990,959		$1,454,913	$1,437,280	$988,310
Total interest-bearing liabilities	$1,241,335	$849,857		$1,237,871	$1,222,894	$842,274

Operating Ratios:
ROAA	0.84%	0.62%		0.48%	0.78%	0.37%
ROAE	7.37%	4.80%		4.44%	7.12%	2.87%
Yield on Earning Assets	3.84%	4.10%		3.79%	3.80%	4.02%
Cost of Interest Bearing Liabilities	0.53%	0.61%		0.49%	0.50%	0.65%
Net Interest Margin	3.39%	3.58%		3.37%	3.37%	3.47%
Efficiency Ratio	69.11%	66.45%		70.08%	67.05%	67.89%

Capital Ratios:
Tier 1 Leverage Ratio	8.59%	9.94%		8.59%	8.87%	9.94%
Tier 1 Risk-Based Capital Ratio	11.06%	13.34%		11.06%	11.79%	13.34%
Common Equity Tier 1 Capital Ratio	11.06%	N/A		11.06%	11.79%	N/A
Total Risk-Based Capital Ratio	11.91%	14.55%		11.91%	12.67%	14.55%
Tangible equity/tangible assets	9.09%	11.17%		9.09%	9.40%	11.17%
Book Value	$12.44	$12.28		$12.44	$12.45	$12.28
Tangible Book Value	$10.59	$10.28		$10.59	$10.61	$10.28
Stock Price	$12.43	$9.41		$12.43	$12.41	$9.41
Price to Book Value	99.92%	76.63%		99.92%	99.68%	76.63%
Price to Tangible Book Value	117.37%	91.54%		117.37%	116.97%	91.54%

Quality Ratios:
Non-Performing Loans to Total Gross Loans	0.57%	1.06%		0.57%	0.84%	1.06%
Non-Performing Assets to Total Assets	0.61%	1.25%		0.61%	0.86%	1.25%
Allowance for Loan Losses to Non-Performing Loans	148.70%	113.67%		148.70%	105.99%	113.67%
Allowance for Loan Losses to Total Gross Loans	0.85%	1.20%		0.85%	0.89%	1.20%
Net Charge-Offs to Average Loans	0.20%	0.38%		0.01%	0.27%	0.48%

 (1) Earnings Per Share calculations use average outstanding shares which include earned ESOP shares.

Cape Bancorp, Inc.
Delinquency Summary
Period Ending:	12/31/2015			9/30/2015			12/31/2014
	Balances	% total loans	# Loans	Balances	% total loans	# Loans	Balances	% total loans	# Loans
31-59	$2,892,217	0.25%	36	$2,676,809	0.24%	24	$3,060,584	0.39%	16
60-89	1,085,500	0.09%	10	305,458	0.03%	5	837,482	0.11%	10
90+	3,526,729	0.30%	29	6,599,228	0.58%	32	7,858,962	1.01%	33
	7,504,446	0.64%	75	9,581,495	0.85%	61	11,757,028	1.51%	59
Non-Accrual Other	3,191,015	0.27%	13	2,846,447	0.25%	12	399,251	0.05%	2
Total Delinquency and Non-Accrual	$10,695,461	0.91%	88	$12,427,942	1.10%	73	$12,156,279	1.56%	61
Total Loans		$1,175,065,129			$1,125,350,026			$779,676,242

Days	CML	IL	ML	CML	IL	ML	CML	IL	ML
31-59	$199,665	$471,812	$2,220,740	$743,144	$399,809	$1,533,856	$769,436	$244,227	$2,046,921
60-89	-	154,073	931,427	-	43,324	262,134	401,717	182,285	253,480
90+	399,609	459,590	2,667,530	3,497,982	424,956	2,676,290	6,627,702	400,434	830,826
	599,274	1,085,475	5,819,697	4,241,126	868,089	4,472,280	7,798,855	826,946	3,131,227
Non-Accrual Other*	2,409,417	-	781,598	1,964,792	-	881,655	399,251
Total Delinquency by Type	$3,008,691	$1,085,475	$6,601,295	$6,205,918	$868,089	$5,353,935	$8,198,106	$826,946	$3,131,227
Total Loans by Type	$777,730,610	$72,374,516	$324,960,003	$716,513,908	$73,287,856	$335,548,262	$493,515,529	$45,146,974	$241,013,739
% of Total Loans in Type	0.39%	1.50%	2.03%	0.87%	1.18%	1.60%	1.66%	1.83%	1.30%
Total Delinquency and Non-Accrual		$10,695,461	0.91%		$12,427,942	1.10%		$12,156,279	1.56%

*Non-Accrual Other means loans that are less than 90 days past due, that are classified by management as non-performing.

For further information contact Michael D. Devlin, President and Chief Executive Officer or Guy Hackney, Chief Financial Officer, Cape Bancorp: (609) 465-5600.

Forward Looking Statements

This press release discusses primarily historical information. However, certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” ”believe,” ”expect,” ”estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Further information on factors that could affect Cape Bancorp’s financial results can be found in the filings listed below with the Securities and Exchange Commission.

SEC Form	Reported Period	Date filed with SEC
10K	Year ended December 31, 2014	March 10, 2015
10Q	Quarter ended March 31, 2015	May 5, 2015
10Q	Quarter ended June 30, 2015	August 10, 2015
10Q	Quarter ended September 30, 2015	November 5, 2015

Additional Information for Shareholders

This communication is being made in respect of the proposed merger involving OceanFirst and Cape Bancorp. This material is not a solicitation of any vote or approval of OceanFirst’s or Cape Bancorp’s shareholders and is not a substitute for the joint proxy statement/prospectus or any other documents which OceanFirst and Cape Bancorp may send to their respective shareholders in connection with the proposed merger. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed merger, OceanFirst intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed merger with the SEC. Before making any voting or investment decision, the respective investors and shareholders of OceanFirst and Cape Bancorp are urged to carefully read the entire joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either company with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about OceanFirst, Cape Bancorp and the proposed merger. Investors and security holders are also urged to carefully review and consider each of OceanFirst’s and Cape Bancorp’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. When available, copies of the joint proxy statement/prospectus will be mailed to the respective shareholders of OceanFirst and Cape Bancorp. When available, copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08753, Attn: Jill Apito Hewitt, Senior Vice President and Investor Relations Officer or Cape Bancorp, Inc., 225 North Main Street, Cape May Court House, New Jersey 08210, Attn: Michael D. Devlin.

Participants in the Solicitation

OceanFirst, Cape Bancorp and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of OceanFirst’s and Cape Bancorp’s shareholders in connection with the proposed merger. Information about the directors and executive officers of OceanFirst and their ownership of OceanFirst common stock is set forth in the proxy statement for OceanFirst’s 2015 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 27, 2015. Information about the directors and executive officers of Cape Bancorp and their ownership of Cape Bancorp’s common stock is set forth in the proxy statement for Cape Bancorp’s 2015 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 24, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies of OceanFirst’s and Cape Bancorp’s shareholders in connection with the proposed merger may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.